    As filed with the Securities and Exchange Commission on February 12, 2002
                                                      Registration No. 333-_____


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    Form S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                   ----------

                              MICROSEMI CORPORATION
             (Exact name of registrant as specified in its charter)

         Delaware                                            95-2110371
(State or other jurisdiction of                           (I.R.S. Employer
 incorporation or organization)                          Identification No.)

2381 Morse Avenue, Irvine, California.                            92614
(Address of Principal Executive Offices)                          (Zip Code)

                                   ----------

                      1987 MICROSEMI CORPORATION STOCK PLAN

                                   ----------
                            (Full title of the plan)

                                   ----------

                                David R. Sonksen,
   Executive Vice President, Chief Financial Officer, Secretary and Treasurer
                              Microsemi Corporation
                  2381 Morse Avenue, Irvine, California, 92614
                     (Name and address of agent for service)

                                 (949) 221-7100
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                             Nicholas J. Yocca, Esq.
                            Yocca Patch & Yocca, LLP
           19900 MacArthur Blvd., Suite 650, Irvine, California 92612
                                 (949) 253-0800

                       [cover page continued on next page]

                             [cover page continued]


                                  CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------
Title of each                             Proposed maximum  Proposed maximum     Amount of
class of securities      Amount to be     offering price    aggregate offering   registration fee
to be registered         registered (2)   per share         price (3)            (4)
--------------------------------------------------------------------------------------------------
Common Stock, $.20 par
value (1)                3,000,000 shares     $17.045           $51,135,000         $4,704.42
--------------------------------------------------------------------------------------------------

(1) Including the associated Rights to Purchase Series A Junior Participating Preferred Stock in accordance with the Microsemi Corporation Shareholder Rights Plan, as may be amended from time to time.

(2) Includes such indeterminate number of additional shares of Common Stock that may become issuable pursuant to the anti-dilution adjustment provisions of the 1987 Microsemi Corporation Stock Plan, as amended (the "Plan").

(3) The aggregate offering price for the securities registered hereby is estimated solely for the purpose of calculating the registration fee. The securities are to be offered to the Registrant's employees, directors, advisors or consultants pursuant to the Plan. Pursuant to General Instruction E. to Form S-8 and Rule 457(h)(1), the aggregate offering price is calculated in accordance with Rule 457(c) on the basis of the price of securities of the same class using the average of the high ($18.09) and low ($16.00) prices of the Common Stock of the Registrant reported on the Nasdaq National Market on February 7, 2002.

(4) The amount of the registration fee is based on $92.00 per $1,000,000 of aggregate offering price.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

This Registration Statement relates to the Registrant's 1987 MICROSEMI CORPORATION STOCK PLAN as amended, (herein the "Plan").

Item 3. Incorporation of Documents by Reference.
-----------------------------------------------

The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. Statements made in this prospectus as to the contents of any contract, agreement or other documents are not necessarily complete, and, in each instance, we refer you to a copy of such document filed as an exhibit to the registration statement or otherwise filed with the SEC. The information incorporated by reference is considered to be part of this registration statement. When we file information with the SEC in the future, that information will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (share amounts in our filings made before August 28, 2001 do not reflect a 2-for-1 stock split of Microsemi Corporation's issued and outstanding common stock and common stock options effected by way of a common stock dividend which became effective on August 28, 2001):

          Our Annual Report on Form 10-K for the fiscal year ended September 30, 2001, filed December 24, 2001, including the 1987 Microsemi Corporation Stock Plan and amendments filed as Exhibit 10.13 thereto.

          Our Form 10/A filed February 12, 2002 as Amendment No. 1 to our Form 10 filed March 16, 1979 that registered our Common Stock and Preferred Stock pursuant to Section 12(g) of the Securities Exchange Act of 1934.

          Our Form 8-A filed December 29, 2000 registering Series A Junior Participating Preferred Stock and Rights to Purchase Series A Junior Participating Preferred Stock pursuant to Section 12(g) of the Securities Exchange Act of 1934.

          Our Registration Statement on Form S-8 filed with the SEC on August 25, 1987, Registration No. 033-16711 (the "Original Form S-8"), relating to 750,000 shares of Common Stock, par value $.20 par value per share (the "Common Stock"), registered to be offered pursuant to the Plan.

          Our Registration Statement on Form S-8 filed with the SEC on October 13, 1995, Registration No. 033-63395, relating to 252,060 shares of Common Stock registered to be offered pursuant to the Plan.

          Our Registration Statement on Form S-8 filed with the SEC on March 27, 1997, Registration No. 333-24045, relating to 747,940 shares of Common Stock registered to be offered pursuant to the Plan.

          Our Registration Statement on Form S-8 filed with the SEC on April 25, 2000, Registration No. 333-35526, relating to 1,750,000 shares of Common Stock registered to be offered pursuant to the Plan.

     However, we do not incorporate by reference into this registration statement any Compensation Committee Reports, Audit Committee Reports or any Performance Graphs included in our past, present or future filings with the SEC under Section 14 of the Securities Exchange Act of 1934.

Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

          (a) Section 145 of the Delaware General Corporation Law makes provision for the indemnification of officers and directors in terms sufficiently broad to include indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Section 145 of the Delaware General Corporation Law permits indemnification by a corporation of its officers and directors against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with actions or proceedings against them if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. Section 145 provides that no indemnification may be made, however, without court approval, in respect of any claim as to which the officer or director is adjudged to be liable to the corporation. Such indemnification provisions of Delaware law are expressly not exclusive of any other rights which the officers or directors may have under the corporation's by-laws or agreements, pursuant to the vote of stockholders or disinterested directors or otherwise.

          (b) The Restated Certificate of Incorporation of the registrant provides that the registrant will, to the maximum extent permitted by law, indemnify each of its officers and directors against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact any such person is or was a director or officer of the registrant.

Item 8.  Exhibits.
-----------------

         The following exhibits are filed as part of this Registration
Statement:

          Number    Description
          ------    -----------

           5.1      Opinion of Yocca Patch & Yocca, LLP, Counsel to the
                    Registrant
          23.1 Consent of Yocca Patch & Yocca, LLP (included in the Opinion filed as Exhibit 5)
          23.2      Consent of PricewaterhouseCoopers LLP, Independent
                    Accountants
          24.1      Power of Attorney (included on page S-II)

Item 9.   Undertakings.
---------------------

          The registrant hereby undertakes: (1) to file, during any period in which offers or sales of the Common Stock are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act"); (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;
(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that no post-effective amendment hereto shall be required by clauses
(i) or (ii) above if the information required to be included in a post-effective amendment hereto is contained in one or more periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Additionally, the undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to any provisions or arrangements, or otherwise, whereby the registrant may indemnify a director, officer or controlling person against liabilities arising under the Securities Act, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California on the 5th day of February, 2002.

                        MICROSEMI CORPORATION


                        By:  /s/ DAVID R. SONKSEN
                           ---------------------------------------------------
                              David R. Sonksen
                              Executive Vice President,
                              Chief Financial Officer, Secretary and Treasurer

                                POWER OF ATTORNEY

         We, the undersigned officers and directors of Microsemi Corporation, do hereby constitute and appoint James J. Peterson and David R. Sonksen, or either one or both of them, our true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8 and any and all pre-effective or post-effective amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or such person's or persons' substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Form S-8 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                                Title                                Date
               ---------                                -----                                ----

/s/ JAMES J. PETERSON                           President and                          February 5, 2002
------------------------------------            Chief Executive Officer
James J. Peterson

/s/ DAVID R. SONKSEN                            Executive Vice President,              February 5, 2002
------------------------------------            Chief Financial Officer,
David R. Sonksen                                Treasurer and Secretary


/s/ PHILIP FREY, JR.                            Chairman of the Board                  February 5, 2002
------------------------------------            and Director
Philip Frey, Jr.

/s/ BRAD DAVIDSON                               Director                               February 5, 2002
------------------------------------
Brad Davidson

/s/ ROBERT B. PHINIZY                           Director                               February 5, 2002
------------------------------------
Robert B. Phinizy

/s/ JOSEPH M. SCHEER                            Director                               February 5, 2002
------------------------------------
Joseph M. Scheer

                                               Director                               February 5, 2002
------------------------------------
Martin H. Jurick

/s/ H. K. DESAI                                 Director                               February 5, 2002
------------------------------------
H.K. Desai

/s/ CARMELO J. SANTORO                          Director                               February 5, 2002
------------------------------------
Carmelo J. Santoro, Ph.D.

                                  EXHIBIT INDEX

                  Number    Description
                  ------    -----------

                  5.1 Opinion of Yocca Patch & Yocca, LLP, Counsel to the Registrant

                  23.1 Consent of Yocca Patch & Yocca, LLP (included in the Opinion filed as Exhibit 5)

                  23.2 Consent of PricewaterhouseCoopers LLP, Independent Accountants

                  24.1      Power of Attorney (included on page S-II)